UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Amendment

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2011

Computer Vision Systems Laboratories Corp
(Exact name of registrant as specified in its charter)

Delaware	00-52818	98-0534701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Plaza Real South, Suite 201S, Boca Raton, FL	33432
(Address of principal executive offices)	(zip code)

(440) 759-7470

All Communications to:
Hamilton & Associates Law Group, P.A.
Attn: Brenda Lee Hamilton, Esquire
101 Plaza Real Suite 201 S
Boca Raton Florida
Telephone No.: (561) 416-8956  Facsimile No.: (561) 416-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Directors of Computer Vision Systems Laboratories Corp. is referred to herein as “us”, “we” or “our”.

Item 5.03 Amendments to Articles of Incorporation

As more fully described in our Definitive Information Statement filed with the Securities and Exchange Commission on July 29, 2011, our Board of Directors and the holders of a majority of our outstanding Common Stock approved a reverse stock split at a ratio of ten (10) shares for one (1) share so that upon effectiveness every ten (10) shares of our common stock becomes one (1) common share (the “Reverse Stock Split”). The reverse split will take effect at the open of business on September 1, 2011. Our new symbol on this date and for 20 days including the effective date will be CVSLD. After 20 days our symbol will changed back to CVSL.

The Reverse Stock Split.

A reverse stock split results in a proportionate reduction of the number of shares owned by each shareholder in accordance with the ratio, but it has no effect on each shareholder’s percentage ownership of our common stock (except to the extent that any shareholder holds only a fractional share interest and receives one whole common share for such interest after the Reverse Stock Split). Although the number of our issued and outstanding shares of Common Stock will be reduced by the Reverse Stock Split, the number of shares of Common Stock we are authorized to issue will be unaffected by the Reverse Stock Split and accordingly will remain the same.

Effect of the Reverse Stock Split.

The Reverse Stock Split does not alter the validity or transferability of stock certificates presently outstanding. The holders of our Common Stock have the same relative rights following the Reverse Stock Split as they had before the Reverse Stock Split. The effect of the Reverse Stock Split will be to provide for additional shares we may issue. If we issue additional shares, the ownership interest of holders of Common Stock will be diluted. Prior to the Reverse Stock Split we had 253,300,000 shares of Common Stock available for issuance. After the Reverse Stock Split we will have the ability to issue 466,326,000 shares of Common Stock and 10,000,000 preferred shares which may be issued from time to time by our board of directors.

The table below shows the cumulative effect of the Reverse Stock Split of our Common Stock outstanding at the Effective Date, as well as the number of Common and Preferred Shares that will be available for issuance after the Reverse Stock Split.

Shares of Common Stock	Prior to Reverse Stock Split	After Reverse Stock Split
Authorized	490,000,000	490,000,000
Issued and Outstanding	236,740,000	23,674,000
Available for Issuance	253,300,000	466,326,000
Shares of Preferred Stock
Authorized	-0-	-0-
Issued and Outstanding	-0-	-0-
Available for Issuance	-0-	-0-

Reasons for the Reverse Stock Split.

The primary purpose of the Reverse Stock Split is to increase the per share trading price of our Common Stock.   We believe that an increase in the per share trading value of our Common Stock will be beneficial to us because it may:

•	improve the perception of our Common Stock as an investment security;
•	appeal to a broader range of investors to generate greater investor interest in us; and
•
reduce stockholder transaction costs because investors will pay lower commission to trade a fixed dollar amount of our stock if our stock price were higher than they would if our stock price were lower.

We believe a decrease in the number of issued and outstanding shares of our Common Stock is beneficial for us because we have more shares available for future issuance.

You should consider that, although we believe that the Reverse Stock Split should increase the price of our Common Stock, in many cases, because of variables outside of our control (such as market volatility, investor response to the news of the Reverse Stock Split and the general economic environment), the market price of our shares of common stock may in fact decline in value after the Reverse Stock Split. You should also keep in mind that the implementation of the Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our Company. However, should the overall value of our Common Stock decline after the Reverse Stock Split, then the actual or intrinsic value of the shares of our Common Stock held by you will also proportionately decrease as a result of the overall decline in value.

Quotation of our Common Stock After the Reverse Stock Split.

Our Common Stock currently trades on the OTC Markets and OTC Bulletin Board under the symbol “CVSL.” The reverse split will take effect at the open of business September 9, 2011. Our new symbol on this date and for 20 days including the effective date will be CVSLD. After 20 days our symbol will changed back  to CVSL.

Effects on Individual Stockholders.

Upon effectiveness of the Reverse Stock Split, the number of shares of our Common Stock held by each stockholder was reduced by multiplying the number of shares held immediately before the Reverse Stock Split by the appropriate ratio and then rounding down to the nearest whole share. We will either pay cash to each stockholder in lieu of any fractional interest in a share to which each stockholder will otherwise be entitled as a result of the Reverse Stock Split, as described in further detail below, or round up to the nearest whole share. The Reverse Stock Split will not affect any stockholder’s percentage ownership interest in our Company or proportionate voting power, except to the extent that interests in fractional shares will be paid in cash. The number of shareholders of record is not affected by the Reverse Stock Split (except to the extent that any shareholder holds only a fractional share interest and receives one whole Common Share for such interest after the Reverse Stock Split).

Rights of Shareholders.

The rights pertaining to the outstanding shares of our Common Stock are unchanged after the Reverse Stock Split. Each share of our Common Stock issued following the Reverse Stock Split will continue to be fully paid and non-assessable.

Odd Lot Shareholders.

The Reverse Stock Split will not result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Registration under the Securities Exchange Act of 1934.

Our Common Stock is currently registered under the Exchange Act. As a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act.

Procedure for Effecting the Reverse Stock Splits and Exchange of Stock Certificates.

We  filed with the Florida Secretary of State, a Certificate of Amendment to our Articles of Incorporation which caused the Reverse Stock Split to become effective on August 30, 2011, which we refer to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Stock Split.

Upon the Reverse Stock Split, we will treat stockholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Our transfer agent will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Fractional Shares.

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, any fractional share resulting from the Reverse Stock Split because the stockholder owns a number of shares not evenly divisible by the exchange ratio will instead either (i) be rounded up to the nearest whole share, or (ii) be cancelled, with the holder to receive cash in lieu of the fractional share. The cash amount to be paid to each stockholder will be equal to the resulting fractional interest in one share of our Common Stock to which the stockholder will otherwise be entitled, multiplied by the closing trading price of our Common Stock on the trading day immediately preceding the effective date of the Reverse Stock Split. We do not anticipate that the aggregate cash amount paid by us for fractional interests will be material

Accounting Consequences.

The par value of our Common Stock in effect at the time of the Reverse Stock Split will not be changed as a result of the Reverse Stock Split.   Also, our capital account will remain unchanged, and we do not anticipate that any other accounting consequences will arise as a result of the Reverse Stock Split.

U.S. Federal Income Tax Considerations on Us.

We will not recognize any gain or loss as a result of the Reverse Stock Split.

U.S. Federal Income Tax Considerations on Our Shareholders.

The following is a summary of the material U.S. federal income tax considerations with respect to a Reverse Stock Split to holders of our shares of capital stock. This summary is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date of this document, all of which may be subject to change, possibly with retroactive effect. This summary only addresses holders who hold their shares as capital assets within the meaning of the Internal Revenue Code and does not address all aspects of U.S. Federal Income Taxation, that may be relevant to holders subject to special tax treatment, such as financial institutions, dealers in securities, insurance companies, foreign persons and tax-exempt entities. In addition, this summary does not consider the effects of any applicable state, local, foreign or other tax laws.

We have not sought and will not seek any ruling from the Internal Revenue Service, or the IRS, or an opinion from counsel with respect to the U.S. federal income tax considerations discussed below. There can be no assurance that the tax considerations discussed below will be accepted by the IRS or a court. The tax treatment of the Reverse Stock Split to holders may vary depending upon a holder’s particular facts and circumstances.

We urge holders to consult with their own tax advisors as to any U.S. federal, state, local or foreign tax considerations applicable to them that could result from Reverse Stock Split.

Except as described below with respect to cash received in lieu of fractional shares, the receipt of Common Stock in the Reverse Stock Split should not result in any taxable gain or loss to a holder for U.S. federal income tax purposes. The aggregate tax basis of the Common Stock received by a holder as a result of the Reverse Stock Split (including the basis of any fractional share to which a holder is entitled) will be equal to the aggregate basis of the existing Common Stock exchanged for such stock. A holder’s holding period for the Common Stock received in the Reverse Stock Split will include the holding period of the Common Stock exchanged therefor.

A holder who receives cash in lieu of a fractional share of Common Stock will be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A holder will generally recognize capital gain or loss on such deemed redemption in an amount equal to the difference between the amount of cash received and the adjusted basis of such fractional share.

Item 9.01 Financial Statements and Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Computer Vision Systems Laboratories Corp

Dated: August 31, 2011	By:	/s/ Thomas DiCicco
Thomas DiCicco
President and Chief Executive Officer